UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 29, 2016
(Date of report; date of
earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Renaissance Center
P.O. Box 200 Detroit, Michigan
48265-2000
(Address of principal executive offices)
(Zip Code)

(866) 710-4623
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.
On June 29, 2016, Ally Financial Inc. (“Ally”) issued a press release announcing that the Federal Reserve did not object to the company’s capital plan as part of the Comprehensive Capital Analysis and Review. A copy of the press release is attached as Exhibit 99.1 hereto. Further, Ally is also furnishing a corrected table from its summary of estimates from the Dodd-Frank Act Stress Test and Comprehensive Capital Analysis and Review 2016, which was originally filed on a Form 8-K on June 23, 2016. Within the table, which is attached as Exhibit 99.2 hereto, the portfolio loss rate for the “other loans” category has been corrected. The dollar loan losses for that category remain unchanged at 0.0 billion.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Comprehensive Capital Analysis and Review Press Release
99.2	Ally Financial Inc. Dodd-Frank Act Stress Test and Comprehensive Capital Analysis and Review 2016 - Projected Loan Losses Table

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Dated:	June 29, 2016	/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller
EXHIBIT INDEX

Exhibit No.	Description

99.1	Comprehensive Capital Analysis and Review Press Release
99.2	Ally Financial Inc. Dodd-Frank Act Stress Test and Comprehensive Capital Analysis and Review 2016 - Projected Loan Losses Table